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[MANORCARE LOGO]                                                Exhibit 99.1

                                                                News Release
FOR IMMEDIATE RELEASE

CONTACT:
Geoffrey G. Meyers, Chief Financial Officer
419/252-5545
e-mail:  gmeyers@hcr-manorcare.com


                  MANOR CARE ANNOUNCES FOURTH-QUARTER EARNINGS

                  BOARD INCREASES QUARTERLY DIVIDEND 12 PERCENT

      TOLEDO, Ohio, January 30, 2004 -- Manor Care, Inc. (NYSE:HCR) today announced fourth-quarter net income of $37.9 million, or 42 cents per diluted share. Revenues in the 2003 fourth quarter were $787 million, an increase of $59 million, or 8.1 percent, from the 2002 fourth quarter. For the year 2003, net earnings per share were $1.31, including unusual charges, and revenues rose to $3.03 billion, a $124 million increase over 2002.
      This performance led Manor Care's Board of Directors to increase the quarterly cash dividend on the company's common stock to 14 cents per share from
12.5 cents per share, a 12 percent increase. The dividend is payable on February 27, 2004 to shareholders of record on February 13, 2004.
      Paul A. Ormond, Manor Care chairman, president and CEO, said, "The operational strengths that fueled our performance the first three quarters of the year continued to drive our successes in the fourth quarter. Occupancy in our skilled nursing centers reached a five-year high in the fourth quarter, exceeding 89 percent. This was achieved primarily by our focus on providing care for those with complex medical conditions and in need of intensive rehabilitation, which also resulted in an increase in our percentage of Medicare revenues to a record level. Our hospice and home health
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Manor Care Reports Earnings, Page 2

care business contributed to growth as well, continuing the rapid expansion that has made us one of the largest providers of hospice services in the United States."
      Manor Care generated vigorous operating cash flow the entire year, fueled by its operational performance, which allowed the company the following uses of funds:
      - Purchased $145 million, or over 7 percent, of its shares outstanding at an average price under $21.
      -   Reduced its net debt by $35 million.
      - Declared the first dividend in the company's history and then increased it, providing additional investment return to shareholders.
The company invested in its growth by:
      - Providing over $100 million for facility maintenance, renovation, upgrades and expansions.
      -   Completing 10 nursing center expansions, with 16 more currently under way.
      -   Starting construction on two nursing centers.
      - Signing a definitive agreement to acquire four Ohio nursing centers now being leased.
      - Fine-tuning its skilled nursing center portfolio by divesting three nursing centers and signing definitive agreements to divest five others which no longer fit its strategic growth plans.

      The company maintained its emphasis on managing costs, especially those related to labor. Manor Care's wage rate increases decelerated through the year, declining to a 4 percent rate of increase by year-end. Temporary agency staff was also reduced during 2003, and over 80 percent of the company's facilities continue to use no supplemental staffing.
      Managing the high general and professional liability costs has been an ongoing, primary company focus. During 2003, strong tort reform legislation was passed in Texas and upheld by a state constitutional amendment. Other key states also made a
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start at meaningful tort reform. Following the fourth-quarter actuarial review, it was determined that these efforts, in concert with the company's proactive management initiatives and stable claims activity, would enable Manor Care to lower its quarterly accrual rate by about $4 million. This is an important step forward for the company, but the situation will continue to be monitored closely. There is still significant work to be done on this serious, industry-wide issue, especially in the state of Florida. It is hoped that legislators will intensify their focus on implementing effective tort reform across the country to help insure that access to high-quality care is not jeopardized for those who are most in need.
      The long-term care industry entered 2003 having experienced a 10 percent reduction in Medicare reimbursement. Manor Care's initiatives on increasing occupancy; hiring, training and retaining quality professionals; and deploying specialized programs to care for our more complex patients enabled it to continue to grow revenues in spite of this reduction. Beginning with the fourth quarter, about one-third of the money that had been taken away a year earlier was returned through corrective adjustments to the Medicare reimbursement rates. The company remains optimistic that favorable Medicare rates will continue as recognition of the increased complex medical and rehabilitation needs of skilled nursing center patients becomes more widely understood by legislators.
      At the same time, there is caution about increases in Medicaid reimbursement. States continue to wrestle with fiscal shortfalls, and many traditional programs, such as Medicaid, are being scrutinized. Although Manor Care's Medicaid rates in the fourth quarter were about 3 percent higher compared to the prior year, several states continue to underfund this critical area for their most needy citizens.
      "The successes we achieved in 2003 would not have been possible without the commitment of our 61,000 employees," Mr. Ormond said. "You do not tackle the challenges faced by our industry this past year and improve on your performance
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Manor Care Reports Earnings, Page 4

without a lot of hard work and dedication. I commend our employees for their efforts, and know that they can be counted on to remain committed to a high level of care, which, in turn, will be the force behind our continuing growth."
      At 9:00 a.m. Eastern Time today, Manor Care will hold a conference call to discuss the company's results and performance for the 2003 fourth quarter and year. The toll-free number for the call is 1-888-634-8435. Callers to this number will be able to listen to the company's discussion and have the opportunity to ask questions. The call will also be webcast live in the Investor Information section of Manor Care's website www.hcr-manorcare.com. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call. To access the rebroadcast, dial 1-800-642-1687. The conference ID number is 4807581.
This rebroadcast will be available until midnight, February 5. A recording of the call will also be available on Manor Care's website for 90 days.
      Manor Care, Inc., through its operating group HCR Manor Care, is the leading owner and operator of long-term care centers in the United States. The company's 61,000 employees provide high-quality care for patients, residents and clients through a network of more than 500 skilled nursing centers, assisted living facilities, outpatient rehabilitation clinics, and hospice and home health care offices. Alliances and other ventures supply high-quality pharmaceutical products and management services for professional organizations. The company operates primarily under the respected Heartland, ManorCare and Arden Courts names. Manor Care is committed to being the preeminent care provider in the industry. Shares are traded on the New York Stock Exchange under the ticker symbol HCR.
      Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual
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results, performance or achievements of the company to differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs, changes in the competitive marketplace, changes in current trends in the cost and volume of general and professional liability claims, and our ability to complete the previously announced settlement with the Department of Justice. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.




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Manor Care, Inc.
Consolidated Statements of Income (unaudited)

----------------------------------------------------------------------------------------------------------
                                                      Three months ended               Year ended
                                                          December 31,                December 31,
                                                      2003           2002           2003          2002
----------------------------------------------------------------------------------------------------------
                                                         (In thousands, except earnings per share)
Revenues                                         $   787,056    $   728,106    $ 3,029,441    $ 2,905,448
Expenses
    Operating                                        640,788        604,814      2,523,534      2,401,636
    General and administrative                        43,571         42,053        157,566        131,628
    Depreciation and amortization                     33,215         30,713        128,810        124,895
    Asset impairment                                                  5,953                        33,574
                                                 -----------    -----------    -----------    -----------
                                                     717,574        683,533      2,809,910      2,691,733
                                                 -----------    -----------    -----------    -----------

Income before other income (expenses) and
  income taxes                                        69,482         44,573        219,531        213,715

Other income (expenses):
    Interest expense                                 (10,893)        (8,883)       (41,927)       (37,651)
    Gain (loss) on sale of assets                       (107)           248          3,947         30,651
    Equity in earnings of affiliated companies         2,006          1,147          7,236          4,761
    Interest income and other                            186             98          1,625          1,208
                                                 -----------    -----------    -----------    -----------
    Total other expenses, net                         (8,808)        (7,390)       (29,119)        (1,031)
                                                 -----------    -----------    -----------    -----------

Income before income taxes                            60,674         37,183        190,412        212,684
Income taxes                                          22,753         14,129         71,405         80,820
                                                 -----------    -----------    -----------    -----------
Income before cumulative effect                       37,921         23,054        119,007        131,864
Cumulative effect of change in accounting
 for goodwill                                                                                      (1,314)
                                                 -----------    -----------    -----------    -----------
Net income                                       $    37,921    $    23,054    $   119,007    $   130,550
                                                 ===========    ===========    ===========    ===========

Earnings per share - basic:
    Income before cumulative effect              $       .43    $       .24    $      1.33    $      1.34
    Cumulative effect                                                                                (.01)
                                                 -----------    -----------    -----------    -----------
    Net income                                   $       .43    $       .24    $      1.33    $      1.33
                                                 ===========    ===========    ===========    ===========

Earnings per share - diluted:
    Income before cumulative effect              $       .42    $       .24    $      1.31    $      1.33
    Cumulative effect                                                                                (.01)
                                                 -----------    -----------    -----------    -----------
    Net income                                   $       .42    $       .24    $      1.31    $      1.31(*)
                                                 ===========    ===========    ===========     ==========

Weighted average shares:
    Basic                                             88,120         95,290         89,729         98,165
    Diluted                                           89,897         96,250         91,119         99,328

Cash dividends declared per common share         $      .125                   $       .25

 (*) Doesn't add due to rounding
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Manor Care, Inc.
Condensed Consolidated Balance Sheets (unaudited)

----------------------------------------------------------------------------
                                                December 31,    December 31,
                                                   2003             2002
----------------------------------------------------------------------------
                                                      (In thousands)
Cash                                            $   86,251      $   30,554
Other current assets                               499,148         480,263
Property and equipment                           1,514,250       1,534,339
Other                                              297,062         283,916
                                                ----------      ----------
Total assets                                    $2,396,711      $2,329,072
                                                ==========      ==========

Current liabilities                             $  387,502      $  641,864
Long-term debt                                     659,181         373,112
Other long-term liabilities                        374,923         298,049
Shareholders' equity                               975,105       1,016,047
                                                ----------      ----------
Total liabilities and shareholders' equity      $2,396,711      $2,329,072
                                                ==========      ==========
Shares outstanding                                  89,014          95,052
YTD shares repurchased $145.1 million                6,941
----------------------------------------------------------------------------

Selected Statistics (unaudited)
----------------------------------------------------------------------------
                                                    Quarter ended December 31,
                                                       2003           2002
----------------------------------------------------------------------------
Occupancy                                                   89%           87%
Revenue allocation:
    Private and other                                       34%           37%
    Medicare                                                34%           30%
    Medicaid                                                32%           33%
    Quality Mix                                             68%           67%
Per Diems:
    Private and other (excluding assisted living)      $190.87       $186.01
    Private and other (assisted living)                $105.56       $101.04
    Medicare                                           $333.57       $310.14
    Medicaid                                           $131.12       $127.57

Number of Facilities:
    Skilled nursing facilities                             293           296
    Assisted living facilities:
        Springhouses                                        16            16
        Arden Courts                                        54            54
                                                       -------       -------
        Total                                               70            70
                                                       =======       =======

Number of Beds:
    Skilled nursing facilities                          40,846        41,195
    Assisted living facilities                           5,459         5,457

Outpatient therapy clinics                                  92            91
Home health offices                                         89            88

Skilled nursing facility wage rate increases
  fourth quarter 2003 to 2002                                4%

Cash flow from operations (in millions):
Fourth Quarter                                         $    46       $    65
Year-to-date                                           $   300       $   283

Capital Expenditures (in millions):
    Maintenance and renovations                        $    20       $    23
    New construction                                   $     8       $     3

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